UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2008

ROPER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-12273 (Commission File Number)	51-0263969 (IRS Employer Identification No.)

6901 Professional Pkwy. East, Suite 200
Sarasota, Florida

______________________

(Address of principal executive offices)

34240

____________________

(Zip Code)

(941) 556-2601

_____________________

(Registrant’s telephone number, including area code)

Not Applicable

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On February 18, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Roper Industries, Inc. (the “Company”) finalized the terms of a performance-conditioned award of restricted stock to Brian Jellison, the Company’s Chief Executive Officer. The Committee awarded Mr. Jellison 440,000 shares of restricted stock. The award will vest over five years upon the attainment of annual EBITDA targets at the rate shown below:

	2008	2009	2010	2011	2012
% of Award Shares Vesting	10%	15%	25%	25%	25%

Any shares that fail to vest in a plan year may vest in the two following plan years (if any) if the Company’s adjusted EBITDA in either of the two following plan years has equalled or exceeds the target amount for the applicable plan year. In addition, all of the shares will vest upon Mr. Jellison’s death or disability or upon a change in control. The restricted stock grant is evidenced by an agreement that is substantially similar to the form of restricted stock agreement previously filed.

The Committee also granted Mr. Jellison a non-qualified stock option covering 440,000 shares of common stock. The option will vest and become exercisable annually at the rate of 10%, 15%, 25%, 25% and 25% beginning in February 2009. The option grant is evidenced by an agreement that is substantially similar to the form of stock option agreement previously filed.

The Committee intended that Mr. Jellison’s equity awards would cover a multi-year period.

Pursuant to the terms of the restricted stock award and the stock option, Mr. Jellison has agreed not sell or transfer the shares obtained under either award (less an amount equal to all tax obligations associated with payment of the awards) until one year after he no longer is the Chief Executive Officer without the approval of the Committee. In the event of an involuntary termination, termination due to death or disability, or a change in control, this restriction will not apply.

The restricted stock and options were granted pursuant to the Company’s 2006 Stock Incentive Plan. The summary of the terms of the restricted stock and option awards is qualified in its entirety to the 2006 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     ROPER INDUSTRIES, INC.

    /s/David B. Liner

     David B. Liner

     Vice President, General Counsel and Secretary

Date: February 22, 2008